Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact:	William P. Hornby, CPA
whornby@centurybank.com

Phone:	781-393-4630

Fax:	781-393-4071

CENTURY BANCORP, INC. ANNOUNCES INCREASED YEAR-TO-DATE EARNINGS FOR 2014, UP 8.1%; ASSET GROWTH TO RECORD SIZE OF $3.6 BB; REGULAR DIVIDEND DECLARED

Medford, MA, October 14, 2014—Century Bancorp, Inc. (NASDAQ:CNBKA) (www.centurybank.com) (“the Company”) today announced net income of $16,237,000 for the nine months ended September 30, 2014, or $2.92 per Class A share diluted, an increase of 8.1% compared to net income of $15,021,000, or $2.70 per Class A share diluted, for the same period a year ago. Total assets increased 4.8% from $3.4 billion at December 31, 2013 to $3.6 billion at September 30, 2014. For the quarter ended September 30, 2014, net income totaled $5,706,000 or $1.03 per Class A share diluted, an increase of 3.4% compared to net income of $5,519,000, or $0.99 per Class A share diluted, for the same period a year ago.

Net interest income totaled $50.0 million for the nine months ended September 30, 2014 compared to $44.9 million for the same period in 2013. The 11.5% increase in net interest income for the period is primarily due to an increase in average earning assets. The net interest margin increased from 2.21% on a fully taxable equivalent basis in 2013 to 2.23% on the same basis for 2014. This was primarily the result of a decrease in rates paid on deposits and borrowed funds. Also, interest expense increased slightly as a result of an increase in deposit balances and there was a 10.7% increase in the average balances of earning assets, combined with a similar increase in average deposits.

The provision for loan losses decreased by $600,000 from $2.3 million for the nine months ended September 30, 2013 to $1.7 million for the same period in 2014, primarily as a result of changes in the portfolio composition and changes in qualitative economic factors. There were no realized gains on sales of investments for the nine months ended September 30, 2014, as compared to $2.7 million for the same period in 2013. The Company’s effective tax rate decreased from 5.6% in 2013 to 4.4% in 2014 primarily as a result of an increase in tax-exempt income.

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At September 30, 2014, total equity was $195.6 million compared to $176.5 million at December 31, 2013. The Company’s equity increased primarily as a result of earnings and a decrease in other comprehensive loss, net of taxes, offset somewhat by dividends paid. Other comprehensive loss, net of taxes, decreased as a result of a decrease in unrealized losses on securities available-for-sale and securities transferred from available-for-sale to held-to-maturity. During the third quarter of 2013, $987.0 million of securities available-for-sale with unrealized losses of $25.3 million were transferred to securities held-to-maturity. This was done in response to rising interest rates.

The Company’s leverage ratio stood at 6.70% at September 30, 2014, compared to 6.50% at December 31, 2013. The increase in the leverage ratio was due to an increase in stockholders’ equity and a decrease in quarterly average assets. Book value as of September 30, 2014 was $35.14 per share compared to $31.76 at December 31, 2013.

The Company’s allowance for loan losses was $22.5 million or 1.66% of loans outstanding at September 30, 2014, compared to $20.9 million or 1.66% of loans outstanding at December 31, 2013 and $21.3 million or 1.73% of loans outstanding at September 30, 2013. The increase in the allowance for loan losses was due to the increase in the size of the loan portfolio. Non-performing assets totaled $6.0 million at September 30, 2014, compared to $2.5 million at December 31, 2013 and $3.7 million at September 30, 2013.

The Company’s Board of Directors voted a regular quarterly dividend of 12.00 cents ($0.12) per share on the Company’s Class A common stock, and 6.00 cents ($0.06) per share on the Company’s Class B common stock. The dividends were declared payable November 17, 2014 to stockholders of record on November 3, 2014.

The Company, through its subsidiary bank, Century Bank and Trust Company, a state chartered full service commercial bank, operating twenty-five full-service branches in the Greater Boston area, offers a full range of Business, Personal and Institutional Services.

Century Bank and Trust Company is a member of the FDIC and is an Equal Housing Lender.

This press release contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of the Company. Actual results may differ from those contemplated by these statements. The Company wishes to caution readers not to place undue reliance on any forward-looking statements. The Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise.

Century Bancorp, Inc. and Subsidiaries

Consolidated Comparative Statements of Condition (unaudited)

(in thousands)

	September 30, 2014	December 31, 2013
Assets
Cash and Due From Banks	$57,425	$59,956
Federal Funds Sold and Interest-bearing Deposits In Other Banks	103,537	34,722

Short-term Investments	2,125	4,617

Securities Available-For-Sale (AFS)	490,683	464,245

Securities Held-to-Maturity	1,471,137	1,487,884

Federal Home Loan Bank of Boston stock, at cost	22,231	18,072

Loans:
Commercial & Industrial	152,823	76,675
Municipal	36,624	32,737
Construction & Land Development	25,339	33,058
Commercial Real Estate	695,074	696,317
Residential Real Estate	285,206	286,041
Consumer and Other	10,253	9,658
Home Equity	147,593	130,277

Total Loans	1,352,912	1,264,763
Less: Allowance for Loan Losses	22,469	20,941

Net Loans	1,330,443	1,243,822

Bank Premises and Equipment	23,451	23,400
Accrued Interest Receivable	6,317	6,539
Goodwill	2,714	2,714
Other Assets	87,350	85,183

Total Assets	$3,597,413	$3,431,154

Liabilities
Demand Deposits	$496,583	$475,862

Interest Bearing Deposits:
Savings and NOW Deposits	1,015,626	992,796
Money Market Accounts	907,457	864,957
Time Deposits	370,779	382,224

Total Interest Bearing Deposits	2,293,862	2,239,977

Total Deposits	2,790,445	2,715,839

Borrowed Funds:
Securities Sold Under Agreements to Repurchase	195,100	214,440
Other Borrowed Funds	337,500	255,144

Total Borrowed Funds	532,600	469,584

Other Liabilities	42,691	33,176
Subordinated Debentures	36,083	36,083

Total Liabilities	3,401,819	3,254,682

Total Stockholders’ Equity	195,594	176,472

Total Liabilities & Stockholders’ Equity	$3,597,413	$3,431,154

Century Bancorp, Inc. and Subsidiaries

Consolidated Comparative Statements of Income (unaudited)

For the Quarter and Nine months ended September 30, 2014 and 2013

(in thousands)

	Quarter ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013

Interest Income:
Loans	$12,708	$12,856	$37,768	$36,734
Securities Held-to-Maturity	8,104	6,181	23,904	9,120
Securities Available-for-Sale	752	1,392	2,366	12,580
Federal Funds Sold and Interest-bearing Deposits In Other Banks	60	120	271	384

Total Interest Income	21,624	20,549	64,309	58,818

Interest Expense:
Savings and NOW Deposits	642	674	1,911	1,933
Money Market Accounts	725	681	2,033	1,795
Time Deposits	1,089	1,089	3,315	3,657
Securities Sold Under Agreements to Repurchase	90	89	284	268
Other Borrowed Funds and Subordinated Debentures	2,333	2,218	6,753	6,310

Total Interest Expense	4,879	4,751	14,296	13,963

Net Interest Income	16,745	15,798	50,013	44,855

Provision For Loan Losses	600	750	1,650	2,250

Net Interest Income After
Provision for Loan Losses	16,145	15,048	48,363	42,605

Other Operating Income
Service Charges on Deposit Accounts	2,022	2,064	6,068	6,040
Lockbox Fees	723	736	2,345	2,346
Net Gain on Sales of Investments	—	1,001	—	2,665
Net Gain on Sales of Loans	133	247	221	1,238
Other Income	880	726	2,209	2,140

Total Other Operating Income	3,758	4,774	10,843	14,429

Operating Expenses
Salaries and Employee Benefits	8,681	8,858	26,332	25,858
Occupancy	1,341	1,240	4,105	3,715
Equipment	552	554	1,709	1,746
FDIC Assessment	502	462	1,476	1,312
Other	2,900	2,881	8,602	8,491

Total Operating Expenses	13,976	13,995	42,224	41,122

Income Before Income Taxes	5,927	5,827	16,982	15,912

Income Tax Expense	221	308	745	891

Net Income	$5,706	$5,519	$16,237	$15,021

Century Bancorp, Inc. and Subsidiaries

Consolidated Year-to-Date Average Comparative Statements of Condition (unaudited)

(in thousands)

	September 30, 2014	September 30, 2013
Assets
Cash and Due From Banks	$64,909	$57,997
Federal Funds Sold and Interest-Bearing Deposits in Other Banks	133,929	183,057

Securities Available-For-Sale (AFS)	499,851	1,165,760
Securities Held-to-Maturity (HTM)	1,514,604	596,938

Total Loans	1,297,392	1,165,695
Less: Allowance for Loan Losses	21,603	20,172

Net Loans	1,275,789	1,145,523

Unrealized (Loss) Gain on Securities AFS and HTM Transfers	(21,223)	(177)
Bank Premises and Equipment	23,418	23,591
Accrued Interest Receivable	7,229	6,139
Goodwill	2,714	2,714
Other Assets	87,635	78,513

Total Assets	$3,588,855	$3,260,055

Liabilities
Demand Deposits	$476,954	$430,884

Interest Bearing Deposits:
Savings and NOW Deposits	1,105,228	1,023,717
Money Market Accounts	929,328	769,667
Time Deposits	379,565	393,985

Total Interest Bearing Deposits	2,414,121	2,187,369

Total Deposits	2,891,075	2,618,253

Borrowed Funds:
Securities Sold Under Agreements to Repurchase	213,511	202,548
Other Borrowed Funds	228,033	186,771

Total Borrowed Funds	441,544	389,319

Other Liabilities	34,241	41,949
Subordinated Debentures	36,083	36,083

Total Liabilities	3,402,943	3,085,604

Total Stockholders’ Equity	185,912	174,451

Total Liabilities & Stockholders’ Equity	$3,588,855	$3,260,055

Total Average Earning Assets - QTD	$3,459,358	$3,261,825

Total Average Earning Assets - YTD	$3,445,776	$3,111,450

Century Bancorp, Inc. and Subsidiaries

Consolidated Selected Key Financial Information (unaudited)

(in thousands, except share data)

	September 30, 2014	September 30, 2013

Performance Measures:

Earnings per average Class A share, diluted, quarter	$1.03	$0.99
Earnings per average Class A share, diluted, year-to-date	$2.92	$2.70
Return on average assets, year-to-date	0.60%	0.62%
Return on average stockholders’ equity, year-to-date	11.68%	11.51%
Net interest margin (taxable equivalent), quarter	2.22%	2.22%
Net interest margin (taxable equivalent), year-to-date	2.23%	2.21%
Efficiency ratio, year-to-date	61.9%	62.5%
Book value per share	$35.14	$29.93
Tangible book value per share	$34.65	$29.44
Tangible capital / tangible assets	5.37%	4.87%

Common Share Data:
Average Class A shares outstanding, diluted, quarter	5,563,278	5,558,031
Average Class A shares outstanding, diluted, year-to-date	5,559,909	5,557,783

Shares outstanding Class A	3,599,729	3,578,404
Shares outstanding Class B	1,967,180	1,978,180

Total shares outstanding at period end	5,566,909	5,556,584

Asset Quality and Other Data:

Allowance for loan losses / loans	1.66%	1.73%
Nonaccrual loans	$6,018	$3,745
Nonperforming assets	$6,018	$3,745
Loans 90 days past due and still accruing	$—	$—
Accruing troubled debt restructures	$3,697	$6,027
Net charge-offs, year-to-date	$122	$197

Leverage ratio	6.70%	6.54%
Tier 1 risk weighted capital ratio	13.65%	13.79%
Total risk weighted capital ratio	14.90%	15.04%
Total risk weighted assets	$1,772,301	$1,615,748